Fourth Quarter 2018 Highlights

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled approximately $24.6 million for the year ended Dec. 31, 2018, representing year-over-year growth of approximately 90.3 percent compared to MFFO of approximately $12.9 million for the year ended Dec. 31, 2017. MFFO during the fourth quarter 2018 equaled approximately $7.4 million, representing growth of approximately 51.3 percent compared to MFFO of approximately $4.9 million for the fourth quarter 2017. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled approximately $24.9 million for the year ended Dec. 31, 2018, representing year-over-year growth of approximately 76.3 percent compared to FFO of approximately $14.1 million for the year ended Dec. 31, 2017. FFO equaled approximately $5.8 million during the fourth quarter 2018, representing growth of approximately 10.8 percent compared to fourth quarter 2017 FFO of approximately $5.2 million. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding FFO.)
- Net operating income, or NOI, totaled approximately $42.9 million for the year ended Dec. 31, 2018, representing an increase of approximately 96.6 percent compared to NOI of approximately $21.8 million for the year ended Dec. 31, 2017. NOI during the fourth quarter 2018 equaled approximately $13.9 million, an increase of approximately 73.6 percent compared to fourth quarter 2017 NOI of approximately $8.0 million. (Please see financial reconciliation tables and notes on the back page of this udpate for more information regarding NOI.)
- Net loss for the year ended Dec. 31, 2018 was approximately $8.6 million, as compared to net income of approximately $508,000 for the year ended Dec. 31, 2017. Net loss during the fourth quarter 2018 equaled approximately $3.7 million, compared with net loss during the fourth quarter 2017 of approximately $782,000. Net loss is due largely to depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding net loss/income.)
- As of Dec. 31, 2018, the company's non-RIDEA[1] property portfolio achieved a leased percentage of 96.4 percent and weighted average remaining lease term of 9.8 years. The company's portfolio of senior housing - RIDEA facilities achieved a leased percentage of 77.7 percent. Portfolio leverage[2] was 31.7 percent.
- The company completed fourth quarter and 2018 acquisitions totaling $200.4 million and $448.7 million, respectively, based on aggregate contract purchase price. As of Dec. 31, 2018, the company has acquired a 3.8 million-square-foot portfolio of 69 medical office buildings, senior housing facilities and skilled nursing facilities located in 21 states, in addition to an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $914.8 million.
- The company declared and paid daily distributions equal to $0.60 per share annualized to its stockholders of record for the fourth quarter 2018, equal to an annualized distribution rate of 5.97 percent for Class T stockholders and 6.22 percent for Class I stockholders who purchased their shares subsequent to April 9, 2018, when share purchase prices for investors were adjusted to $10.05 per share for Class T shares and $9.65 per share for Class I shares. Share prices were adjusted following the approval by the company's board of directors of an estimated per share net asset value of the company's common stock of $9.65 as of Dec. 31, 2017.[3]
- On Nov. 20, 2018, the company and certain of its subsidiaries entered into a credit facility totaling $400 million with Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets, and Citizens Bank, National Association as joint lead arrangers and joint bookrunners. Bank of America, N.A. will serve as administrative agent, swing line lender and letters of credit issuer, while KeyBank, National Association will serve as syndication agent and an additional letters of credit issuer. The credit facility may be expanded to up to $650 million upon the request of the company and satisfaction of certain conditions.

GRIFFIN AMERICAN IV
HEALTHCARE REIT

INVESTOR UPDATE

FOURTH QUARTER 2018

March 20, 2019

Dear Fellow Stockholder:



Griffin-American Healthcare REIT IV recently filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, and I am pleased to provide you with an update on our progress during 2018.

It was a year of significant growth for our company, as we acquired nearly $450 million of accretive healthcare investments, which nearly doubled the size of our portfolio. In fact, since acquiring our first property in June 2016, we have purchased a 3.9 million-square-foot portfolio of 70 medical office buildings, senior housing facilities and skilled nursing facilities located in 21 states, in addition to an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $925.4 million.[4]

Additionally, the company is pursuing approximately $143.5 million in additional pending acquisitions[5] which would result in a total portfolio of approximately 102 healthcare buildings located in 24 states comprised of approximately 4.7 million square feet of gross leasable area upon the successful completion of these potential acquisitions.

Per our investment strategy, we pursue a selective approach to our real estate acquisitions that we believe will provide a high-quality portfolio of healthcare assets that results in strong economic performance and the greatest possible value. As our results indicate, this approach is succeeding, as our portfolio enjoys strong overall occupancy, high weighted average remaining lease terms, and rising net operating income, funds from operations and modified funds from operations (please see "Fourth Quarter 2018 Highlights" sidebar for more detail).

We recently concluded our initial public offering, during which we raised approximately $754 million in equity. And while we have achieved significant scale in 2018, we expect to continue to expand our portfolio of healthcare real estate investments. We believe the fundamentals in the healthcare real estate investment market continue to be strong, and we will work to source and acquire quality assets that add value to our portfolio.

Looking ahead, 2019 looks to be an exciting year full of opportunity for Griffin-American Healthcare REIT IV. As always, we will report back following the filing of our first quarter 2019 results.

Until next quarter,

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT IV

www.HealthcareREIT4.com

(1) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(2) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
(3) Please refer to the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, on April 9, 2018 for additional information.
(4) Based on aggregate contract purchase price as of March 20, 2019.
(5) Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of March 20, 2019. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

FOURTH QUARTER 2018


645 North Arlington Ave.

Reno Medical Office Building | *Reno, NV*

PORTFOLIO SUMMARY (AS OF DECEMBER 31, 2018)

Aggregate Contract Purchase Price[(1)]:	$821.7 million	Leased[(2)]:	96.4%
Buildings:	69	Weighted Average Remaining Lease Term[(2)]:	9.8 years
Gross Leasable Area (Sq Ft):	3.8 million	Leverage Ratio[(3)]:	31.7%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)



Midwest
33.6%
East
10.0%
West
28.2%
South
28.2%

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)



Senior Housing
18.3%
Medical Office Buildings
51.5%
Skilled Nursing Facilities
13.5%
Senior Housing — RIDEA
16.7%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)



$536.1 MILLION
$714.5 MILLION
$821.7 MILLION
Q2 2018
Q3 2018
Q4 2018

(1) Based on aggregate contract purchase price of real estate investments acquired as of December 31, 2018.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 77.7% leased as of December 31, 2018 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY MAP AND ACQUISITIONS (AS OF DECEMBER 31, 2018)


31
25
16
1
11
15
32
24
21
19
27
10
20
33
4
22
29
2
17
9
3
26
13
28
7
12
14
5
30
6
8
23
18

LEGEND

- Medical Office Buildings (MOB)
- Senior Housing (SEN)
- Senior Housing — RIDEA (SEN — RIDEA)
- Skilled Nursing Facilities (SNF)

	Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1	Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2	Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3	Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4	Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	92.8%	$8,300,000
5	Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6	Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	87.4%	$31,000,000
7	Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8	Lafayette Assisted Living Portfolio	SEN	Dec 2016	Lafayette, LA	80,000	100%	$16,750,000
9	Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	68.4%	$10,400,000
10	Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	85.4%	$7,300,000
11	Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	92.0%	$66,250,000
12	Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	61,000	98.5%	$16,800,000
13	SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	190,000	100%	$31,800,000
14	Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15	Northern California Senior Housing Portfolio	SEN	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	100%	$45,800,000
16	Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17	Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	94.6%	$15,395,000
18	Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	77.4%	$109,500,000
19	Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20	Sauk Prairie Medical Office Building	MOB	April 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21	Surprise Medical Office Building	MOB	April 2018	Surprise, AZ	34,000	89.5%	$11,650,000
22	Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	93.0%	$16,200,000
23	Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	77.2%	$19,500,000
24	Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25	Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26	Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	95.8%	$8,100,000
27	Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	80.3%	$7,600,000
28	Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29	Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	98.9%	$16,950,000
30	Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31	Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32	Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	92.2%	$16,000,000
33	Michigan Assisted Living Facility Portfolio	SEN	Dec 2018	Grand Rapids, Holland, Howell, Lansing and Wyoming, MI	272,000	100%	$56,000,000

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 AND 2017)

FFO and MFFO Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2018	2017	2018	2017
Net (loss) income	$ (3,689,000)	$ (782,000)	$ (8,586,000)	$ 508,000
Add:				
Depreciation and amortization — consolidated properties	8,605,000	6,020,000	32,658,000	13,639,000
Depreciation and amortization — unconsolidated entity	891,000	—	891,000	—
Net loss attributable to redeemable noncontrolling interests	35,000	33,000	232,000	33,000
Less:				
Depreciation and amortization related to redeemable noncontrolling interests	(51,000)	(46,000)	(272,000)	(46,000)
FFO attributable to controlling interest	$ 5,791,000	$ 5,225,000	$ 24,923,000	$ 14,134,000
Acquisition related expenses(1)	$ 2,541,000	$ 321,000	$ 2,795,000	$ 655,000
Amortization of above- and below-market leases(2)	(1,000)	(44,000)	(165,000)	(143,000)
Change in deferred rent(3)	(984,000)	(581,000)	(3,029,000)	(1,705,000)
Adjustments for unconsolidated entity(4)	99,000	—	99,000	—
Adjustments for redeemable noncontrolling interests(4)	—	—	—	—
MFFO attributable to controlling interest	$ 7,446,000	$ 4,921,000	$ 24,623,000	$ 12,941,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	64,954,525	39,409,207	54,847,197	27,754,701
Net (loss) income per Class T and Class I common share — basic and diluted	$ (0.06)	$ (0.02)	$ (0.16)	$ 0.02
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.09	$ 0.13	$ 0.45	$ 0.51
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.11	$ 0.12	$ 0.45	$ 0.47

Net Operating Income Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2018	2017	2018	2017
Net (loss) income	$ (3,689,000)	$ (782,000)	$ (8,586,000)	$ 508,000
General and administrative	3,369,000	1,342,000	9,172,000	4,338,000
Acquisition related expenses	2,541,000	321,000	2,795,000	655,000
Depreciation and amortization	8,605,000	6,020,000	32,658,000	13,639,000
Interest expense	2,942,000	1,092,000	6,788,000	2,699,000
Loss from unconsolidated entity	110,000	—	110,000	—
Other income	(5,000)	—	(11,000)	(1,000)
Income tax expense	4,000	—	8,000	—
Net operating income	$ 13,877,000	$ 7,993,000	$ 42,934,000	$ 21,838,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4) Includes all adjustments to eliminate the unconsolidated entity's share or redeemable noncontrolling interests' share, as applicable, of the adjustments described in notes (1)–(3) above to convert our FFO to MFFO.



SURPRISE MEDICAL PLAZA
Affiliated Dermatology

Surprise Medical Office Building | *Surprise, AZ*

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612

949.270.9300 | **www.griffincapital.com**